------------------------------------------------------------
1.  Shipbroker                                               THE BALTIC AND INTERNATIONAL MARITIME CONFERENCE
                                                             UNIFORRM TIME-CHARTER
         N/A                                                 (Box Layout 1974) Code name: "BALTIME 1939"
                                                                                                         PART I
                                                            -------------------------------------------------------
                                                             2.  Place and date.
                                                                 Portland, Oregon   June 22, 1998
-------------------------------------------------------------------------------------------------------------------
3.  Owners/Place of business                                 4.  Charterers/Place of business
         Trans-Pacific Shipping Co.                                   Schnitzer Steel Industries, Inc.
         80 Broad Street                                              3200 NW Yeon Avenue
         Monrovia, Liberia                                            P.O. Box 10047
                                                                      Portland,  OR  97206-0047
-------------------------------------------------------------------------------------------------------------------
5.  Vessel's name                                            6.  GRT/NRT
         M/V PACDUKE                                                  15822  /  7486
-------------------------------------------------------------------------------------------------------------------
7.  Class                                                    8.  Indicated horse power
         ABS                                                          9714
-------------------------------------------------------------------------------------------------------------------
9.  Total tons d.w. (abt.) on Board of Trade summer          10.  Cubic feet grain/bale capacity
    freeboard
         26,670 MT                                                    32,866  /  32,089
------------------------------------------------------------
11.  Permanent bunkers (abt.)

-------------------------------------------------------------------------------------------------------------------
12.  Speed capability in knots (abt.) on a consumption in tons (abt.) of
         13.5 knots/28.5 metric tons (abt.) IFO (CST180) and 1.80 metric tons (abt.) MDO
-------------------------------------------------------------------------------------------------------------------
13.  Present position

-------------------------------------------------------------------------------------------------------------------
14.  Period of hire (Cl. 1)                                  15.  Port of delivery (Cl.1)
                                                                      N/A
          Sixty (60) calendar months.                       -------------------------------------------------------
                                                             16.  Time of delivery (Cl. 1)
                                                                      June 22, 1998
-------------------------------------------------------------------------------------------------------------------
17.  (a)  Trade limits (Cl. 2)

          See also Paragraph 56 of attached rider.
-------------------------------------------------------------------------------------------------------------------
     (b)  Cargo exclusions specially agreed

          See also Paragraph 27 of attached rider.
-------------------------------------------------------------------------------------------------------------------
18.  Bunkers on re-delivery (state min. and max. quantity) (Cl. 5)
         N/A
-------------------------------------------------------------------------------------------------------------------
19.  Charter hire (Cl. 6)                                    20.  Hire payment (state currency, method and place of
                                                                  payment: also beneficiary and bank account)
                                                                  (Cl. 6)
         See Box 20.                                                  USD2.500,000 in advance; hire payable
                                                                      to Owner's Bank:
                                                                      Wells Fargo Bank, Portland, Oregon USA
                                                                      ABA:  121000248
                                                                      Payable to Lasco Shipping Co.
                                                                      Account 4159 595099
-------------------------------------------------------------------------------------------------------------------
21.  Place or range of re-delivery (Cl. 7)                   22.  War (only to be filled in if Section (O)
                                                                  agreed) Cl. 21)
         N/A
-------------------------------------------------------------------------------------------------------------------
23.  Cancelling date (Cl. 22)                                24.  Place of arbitration (only to be filled in if
                                                                  place other than London agreed) (Cl. 23)
          N/A                                                         Portland, Oregon
-------------------------------------------------------------------------------------------------------------------
25.  Brokerage commission and to whom payable (Cl. 25)       26.  Numbers of additional clauses covering special
                                                                  provisions, if agreed
         N/A                                                          See attached Rider clauses 26-56
-------------------------------------------------------------------------------------------------------------------
It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include Part I as well as Part II. In the event of a conflict of conditions, the provisions of Part I shall prevail over those of part II to the extent of such conflict.
-------------------------------------------------------------------------------------------------------------------
Signature (Owners)                                           Signature (Charterers)

         Signed:  DORI SCHNITZER                                      Signed:  ROBERT PHILIP
-------------------------------------------------------------------------------------------------------------------

              "Baltime 1939" Uniform time-Charter (Box Layout 1974)

It is agreed between the party mentioned in Box 3 as owners of the Vessel named in box 5 of the gross/net Register tonnage indicated in Box 6, classed as stated in Box 7 and of indicated horse power as stated in Box 8, carrying about the number of tons deadweight indicated in Box 9 on Board of Trade summer freeboard inclusive of bunkers, stores, provisions and boiler water, having as per builder's plan a cubic-feet grain/bale capacity as stated in Box 10, exclusive of permanent bunkers, which contain about the number of tons stated in Box 11, and fully loaded capable of steaming about the number of knots indicated in Box 12 in good weather and smooth water on a consumption of about the number of tons best Welsh coal or oil-fuel stated in Box 12, now in position as stated in Box 13 and the party mentioned as Charterers in Box 4, as follows:

     1. Period/Port of Delivery/Time of Delivery. The Owners let, and the Charterers hire the Vessel for a period of the number of calendar months indicated in Box 14 from the time (not a Sunday or a legal Holiday unless taken over) the Vessel is delivered and placed at the disposal of the Charterers between 9 a.m. and 6 p.m., or between 9 a.m. and 2 p.m. if on Saturday, at the port stated in Box 15 in such available berth where she can safely lie always afloat, as the Charterers may direct, she being in every way fitted for ordinary cargo service.

The vessel is to be delivered at the time indicated in Box 16.

     2. Trade. The Vessel to be employed in lawful trades for the carriage of lawful merchandise only between good and safe ports or places where she can safely lie always afloat within the limits stated in Box 17.

No live stock nor injurious, inflammable or dangerous goods (such as acids, explosives, calcium carbide, ferro silicon, naphtha, motor spirit, tar, or any of their products) to be shipped.

                       SEE PARAGRAPH 27 OF ATTACHED RIDER.

     3. Owners to Provide. The Owners to provide and pay for all provisions and wages, for insurance of the Vessel, for all deck and engine-room stores and maintain her in a thoroughly efficient state in hull and machinery during service.

     4. Charterers to Provide. The Charterers to provide and pay for all coals, including galley coal, oil-fuel, water for boilers, port charges, pilotages (whether compulsory or not), canal steersmen, boatage, lights, tug-assistance, consular charges (except those pertaining to the Master, Officers and Crew), canal, dock and other dues and charges, including any foreign general municipality or state taxes, also all dock, habour and tonnage dues at the ports of delivery and re-delivery (unless incurred through cargo carried before delivery or after re-delivery), agencies, commissions, also to arrange and pay for loading, trimming, stowing (including dunnage and shifting boards, excepting any already on board), unloading, weighing, tallying and delivery of cargoes, surveys on hatches, meals supplied to officials and men in their service and all other charges and expenses whatsoever including detention and expenses through quarantine (including cost of fumigation and disinfection).

All ropes, slings and special runners actually used for loading and discharging and any special gear, including special ropes, hawsers and chains required by the custom of the port for mooring to be for the Charterers' account. The Vessel to be fitted with as capable of handling lifts up to a minimum of 15 tons.

     5. Bunkers. The Charterers at port of delivery to take over and pay for all coal or oil-fuel remaining in the Vessel's bunkers at current price at the respective ports.

     6. Payment. Payment of hire to be made in cash, in the currency stated in Box 20, without discount.

     7. Re-delivery. Not Applicable

     8. Cargo Space. The whole reach and burthen of the Vessel, including lawful deck-capacity to be at the Charterers' disposal, reserving proper and sufficient space for the Vessel's Master, Officers, Crew, tackle, apparel, furniture, provisions and stores.

     9. Master. The Master to prosecute all voyages with the utmost dispatch and to render customary assistance with the Vessel's Crew. The Master to be under the orders of the Charterers as regards employment, agency, or other arrangements. The Charterers to indemnify the Owners against all consequences or liabilities arising from the Master, Officers or Agents signing Bills of Lading or other documents or otherwise complying with such orders, as well as from any irregularity in the Vessel's papers or for overcarrying goods. The Owners not to be responsible for shortage, mixture, marks, nor for number of pieces or packages, nor for damage to or claims on cargo caused by bad stowage or otherwise.

If the Charterers have reason to be dissatisfied with the conduct of the Master, Officers, or Engineers, the Owners, on receiving particulars of the complaint, promptly to investigate the matter, and if necessary and practicable, to make a change in the appointments.

     10. Directions and Logs. The Charterers to furnish the Master with all instructions and sailing directions with copy to Owners and the Master and Engineer to keep full and correct logs accessible to the Charterers or their Agents.

     11. Suspension of Hire etc. In the event of the Vessel being driven into port or to anchorage through stress of weather, trading to shallow harbours or to rivers or ports with bars or suffering an accident to her cargo, any detention of the Vessel and/or expenses resulting from such detention to be for the Charterers' account even if such detention and/or expenses, or the cause by reason of which either is incurred, be due to, or be contributed to by, the negligence of the Owners' servants.

     12. Cleaning Boilers. Cleaning of boilers whenever possible to be done during service, but if impossible the Charterers to give the Owners necessary time for cleaning.

     13. Responsibility and Exemption. The Owners only to be responsible for delay in delivery of the Vessel or for delay during the currency of the Charter and for loss or damage to goods onboard., if such delay or loss has been caused by want of due diligence on the part of the Owners or their Manager in making the Vessel seaworthy and fitted for the voyage or any other personal act or omission or default of the Owners or their Manager. The Owners not to be responsible in any other case nor for damage or delay whatsoever and howsoever caused even if caused by the neglect or default of their servants. The Owners not to be liable for loss or damage arising or resulting from strikes, lockouts or stoppage or restraint of labour (including the Master, Officers or crew) whether partial or general.

The Charterers to be responsible for loss or damage caused to the Vessel or to the Owners by goods being loaded contrary to the terms of the Charter or by improper or careless bunkering or loading, stowing or discharging of goods or any other improper or negligent act on their part or that of their servants.

     14. Advances. The Charterers or their Agents to advance to the Master, if required, necessary funds for ordinary disbursement for the Vessel's account at any port charging only interest at 6 per cent, p. a., such advances to be deducted from hire.

     15. Excluded Ports. The Vessel not to be ordered to nor bound to enter: a) any place where fever or epidemics are prevalent or to which the Master, Officers and Crew by law are not bound to follow the Vessel; b) any ice-bound place or any place where lights, lightships, marks and buoys are or are likely to be withdrawn by reason of ice on the Vessel's arrival or where there is risk that ordinarily the Vessel will not be able on account of ice to reach the place or to get out after having completed loading or discharging. The Vessel not to be obliged to force ice. If on account of ice the Master considers it dangerous to remain at the loading or discharging place for fear of the Vessel being frozen in and/or damaged, he has liberty to sail to a convenient open place and await the Charterers' fresh instructions. Unforeseen detention through any of above causes to be for the Charterers' account.

     16. Loss of Vessel. Deleted

     17. Overtime. The Vessel to work day and night if required. The Charterers to refund the Owners their outlays for all overtime paid to Officers and Crew according to the hours and rates stated in the Vessel's articles.

     18. Lien. The Owners to have a lien upon all cargoes and sub-freights belonging to the Time-Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

     19. Salvage. All salvage and assistance to other vessels to be for the Owners' and the Charterers' equal benefit after deducting the Master's and Crew's proportion and all legal and other expenses including hire paid under the charter for time lost in the salvage, also repairs of damage and coal or oil-fuel consumed. The Charterers to be bound by all measures taken by the Owners in order to secure payment of salvage and to fix its amount.

     20. Sublet. The Charterers to have the option of subletting the Vessel, giving due notice to the Owners, but the original Charterers always to remain responsible to the Owners for due performance of the Charter.

     21. War. Deleted

     22. Cancelling. Deleted

     23. Arbitration. Any dispute arising under the Charter to be referred to arbitration in Portland, Oregon, USA (or such other place as may be agreed according to Box 24), one Arbitrator to be nominated by the Owners and the other by the Charterers, and in case the Arbitrators shall not agree then to the decision of an Umpire to be appointed by them, the award of the Arbitrators or the Umpire to be final and binding upon both parties.

     24. General Average. General Average to be settled according to York/Antwerp Rules, 1974, as amended in 1990. Hire not to contribute to General Average.

     25 Commission. Deleted.

RIDER TO M/V PACDUKE
TIME CHARTER PARTY DATED JUNE 22, 1998


26. Chamber of Shipping Clause Paramount, New Jason Clause, Both-to-Blame Collision Clause, War Risk Clause (1952), U.S.A. Clause Paramount (as applicable) and Protection & Indemnity Bunkering Clause, as attached, are fully incorporated in this Charter Party and the full text of each is to be included in all Bills of Lading issued under this Charter Party. Any amendments to or revisions of any of these clauses which have been recommended by Owners' P and I Club are likewise to be incorporated. Charterers shall indemnify Owners for all obligations of Owners and for all costs and expenses incurred by Owners under Bills of Lading issued by Vessel, Charterers or their agents, which would not have been incurred by Owners under the terms and conditions of this Charter.

27. Cargo to be lawful, harmless, non-hazardous bulk and general. cargoes excluding dangerous cargo (as set forth in the IMO International Maritime Dangerous Goods Code), hazardous and inflammable cargoes, mahogany logs, livestock, asphalt, petroleum products (except Charterers to be permitted to carry petcoke), tar, pitch, resins, explosives, weapons, arms, ammunition, nuclear and radioactive materials and products, nuclear fuels and waste, fishmeal, cotton, salt, hides, creosoted goods, turnings/ borings/shavings, sponge iron, DRI pellets, hypochlorite and calcium carbide. All cargoes, including but not limited to concentrates and petcoke, to be carried in accordance with latest IMO, Liberian, USCG and country of loading regulations. Charterers' option to load containers underdeck only (not on deck) one tier high in holds atop other suitable cargo upon properly made floor, provided containers are stowed and secured in accordance with the Master's instructions. It is understood the vessel is not container fitted.

Scrap (excluding turnings, borings and shavings) is permitted to be carried, provided it is loaded in accordance with the Master's requirements especially as these requirements relate to protecting the vessel from damage during loading and discharging. All scrap is to be lowered to the tank tops until a cushion of a minimum depth of one meter is achieved. No magnets are to be attached to the vessel's gear.

Carriage of deck cargo is always to be at the Master's discretion and Master/Owners may reject deck cargo if the Master/Owners deem that it will result in either insufficient or excessive GM.

All Bills of Lading in respect deck cargo to be claused: "Stowed on deck.
     Shipped on deck at shipper's/cargo owner's risk and responsibility. Carriage on deck without liability for loss or damage howsoever caused."

All cargo to be loaded, stowed, trimmed, secured and discharged at Charterers' time, risk and expense.

28. Present War Risk Insurance to be for Charterers' account. Any increase in War Risk Insurance and Crew War Bonus, if any, to be for Charterers' account. Order of Charterers' War Risk Underwriters within the scope of the insurance contract always to be followed.

29. Any stevedore damage to the vessel sustained during the term of this Charter Party to be for Charterers' account. Master to notify Charterers or their agents of any stevedore damage within twenty-four (24) hours after detection of damage. Unseaworthiness damage caused by stevedores, cargo or other cause for which Charterers are responsible to be repaired by Charterers on the spot before vessel's departure.

30. Charterers may load and/or discharge cargo from vessel's holds with magnets. No magnets may be used on the vessel's gear.

31. If the vessel is sold or chartered to the U.S. government by order or request of the U.S. Government or any qualified department or agency, Charterers are to receive any and all proceeds from any such sale or charter.

32. Vessel to work night and day if required by Charterers and all vessel's loading and discharging equipment to be at Charterers' disposal during loading and discharging. Owners agree that Charterers may request the crew to open and close hatches and if crew is willing to do such work for Charterers, it shall be for Charterers' account, at such cost to Charterers as the Master and Charterers may agree. Shore winchmen to be paid by Charterers.

33. Vessel to be always left in seaworthy trim to the Master's satisfaction during her sailing and/or shifting between all berths and ports.

34. Charterers to reimburse Master for all expenses incurred by Master in providing gratuities to government officials, port officials and servants of Charterers during the term of the Charter Party.

35. Charterers shall bear the risk of damage to cargo during loading, stowing, and discharging operations caused by negligence of stevedores.

36. The Master to be under the orders of the Charterers as regards employment, agency or other arrangements. Charterers are to load, stow, trim, and discharge cargo at their risk and expense under the Master's supervision.

37. The Bills of Lading quantity to be decided by Shipper's tally and measurement. Owners not to be responsible for number of pieces and quantity and tally to be arranged and paid for by Charterers at both loading and discharging ports.

38. Financial Responsibility in Respect of Pollution

          (1) Owners warrant that throughout the currency of this Charter they will provide the vessel with the following certificates:

     (a) Certificates issued pursuant to the Civil Liability Convention 1969 ("C.L.C.").

     (b) Certificates issued pursuant to Section 311(p) of the U.S. Federal Water Pollution Control Act, as amended (Title 33 U.S. Code, Section 1321(p)).

     (c) Any and all other Certificates of Financial Responsibility required by U.S. or other laws.

          (2) Notwithstanding anything herein to the contrary:

     (a) Save as required for compliance with paragraph 1 hereof, Owners shall not be required to establish or maintain financial security or responsibility in respect of oil or other pollution damage to enable the vessel lawfully to enter, remain in or leave any port, place, territorial or contiguous waters of any country, state or territory in performance of this Charter Party.

     (b) Charterers shall indemnify Owners and hold them harmless in respect of any loss, damage, liability or expense (including but not limited to the cost of any delay incurred by the vessel as a result of any failure by Charterers promptly to give alternative voyage orders) whatsoever and howsoever arising which Owners may sustain by reason of the vessel's inability to perform as aforesaid.

     (c) Owners shall not be liable for any loss, damage, liability or expense whatsoever and howsoever arising which Charterers and/or the holders of any Bill of Lading issued pursuant to this Charter may sustain by reason of the vessel's inability to perform as aforesaid.

          (3) Charterers warrant that the terms of this Clause will be incorporated effectively into any Bill of Lading issued pursuant to this Charter Party.

39. Charterers have the right to load cargo on deck according to international regulations and always within the limit of the vessel's seaworthiness, at their risk and expense, crew giving all possible assistance.

40. Vessel to have a valid cargo gear certificate issued by the American Bureau of Shipping (or other recognized Classification Society) for annual and quadrennial surveys. If there are special cargo gear requirements or regulations imposed by any of the countries to which the vessel will be deployed, Charterers' shall be responsible for complying with such requirements or regulations, and any expenses resulting thereby shall be for Charterers' account.

41. Owners shall not be responsible, and the vessel shall not be placed off hire, if the vessel is boycotted by shore labor for any reason or arising from the vessel's flag (or because of the terms and conditions under which the members of the crew were employed).

42. It is understood that the vessel will always possess a valid Safety Equipment Certificate issued by the American Bureau of Shipping (or other recognized Classification Society authorized to issue same by the government under whose laws the vessel is documented) on behalf of the government where the vessel is documented, which at the inception of this Charter Party shall be the Republic of Liberia. There is no other obligation of the vessel to comply with safety regulations and/or requirements in effect at ports of loading and/or discharging, and if the vessel does not meet such safety rules and regulations, this shall not be Owners' responsibility, but is Charterers' responsibility, and the vessel shall remain on hire even though these regulations or requirements are not complied with and any additional expenses resulting thereby shall be for Charterers' account.

43. Deck stanchions and deck lashing materials, if required, to be supplied by Charterers at their expense. Any deck stanchions and deck lashing materials presently on board to be at Charterers' disposal. Charterers to pay for the cost of lashing and unlashing the deck cargo.

44. It shall be at the Master's absolute discretion whether to allow fresh or saltwater in any double bottom fuel oil tank at any time.

45. Vessel to carry a deckload of lumber or logs at a height in every case always determined by the decision and absolute discretion of the Master. If the Master decides he has to carry less than the height suggested by the Shipyard, there shall be no penalty to Owners.

46. Vessel is suitable for carrying full cargoes of heavy grain and/or grain products in bulk in all holds without requiring any shifting boards if the grain/grain products is loaded in accordance with the vessel's approved grain loading manual.

47. Master is to forward promptly to Charterers completed log abstracts and port logs on the Charterers' forms for both deck and engine for each passage.

48. Any intermediate hold cleaning to be carried out at Charterers' time, risk and expense. The crew is to be considered servants of Charterers whenever performing any intermediate hold cleaning. Freshwater used for any intermediate hold cleaning is to be arranged and paid for by Charterers.

49. Watchmen for vessel, cargo and/or as required by port authorities to be for Charterers' account.

50. Charterers are to have the privilege of flying their house flag.

51. It is mutually agreed that claims for loss or damage to cargo due to bad stowage or handling including slackage/ullage to be 100 percent Charterer's account, and claims for loss or damage to cargo to be 100 percent Owners' account if caused by want of due diligence on the part of the Owners or their manager in making the vessel seaworthy and fitted for the voyage or any other personal act or omission or default of the Owners or their manager.

52. Any delay, expense, and/or fine incurred on account of smuggling to be for Charterers' account if caused by Charterers' supercargo and/or their staff or agents, or to be for Owners' account if caused by officers and/or crew.

53. Vessel to be in possession of the necessary certificate to comply with safety and health regulations and all current requirements at all ports of call in U.S., British Columbia, Japan, Republic of Korea, and Taiwan, during the currency of this Charter.

54. Owners will request Master to undertake best efforts to cooperate with Charterers for best stowage of cargo.

55. Charterers warrant that they will undertake to obtain the original endorsed Bill of Lading for each lot of cargo from each receiver claiming delivery of goods discharged from the vessel. In the event the original endorsed Bill of Lading is not obtained by Charterers, Charterers agree to obtain a properly executed letter of guarantee signed by the receiver(s) and endorsed by the Charterers by issuing a single letter of guarantee for all cargoes in lieu of the original endorsed Bill(s) of Lading. Charterers hereby agree to indemnify and hold Owners harmless from any and all claims, cost, expense and liability resulting from Charterers' failure to obtain the original Bill(s) of Lading or properly executed letters of guarantee.

56. Charterers may trade the vessel world wide between safeports, always safely afloat, always within IWL of vessel's underwriters, excluding war and warlike zones and excluding Cuba, Nicaragua, El Salvador, Honduras, Guatemala, Finland, Sweden, the republics of the former Yugoslavia, Albania, Israel, Syria, Lebanon, Libya, Jordan, Saudi Arabia, Ethiopia, Somalia, Sudan, Yemen, Oman, Arabian Gulf and adjacent waters (including the Gulf of Oman north of 24 N Lat), Zaire, Namibia, Liberia, Senegal to Nigeria (but Ivory Coast is permitted), Angola (including Cabinda), Mozambique, Far Eastern ports of C.I.S., North Korea, Viet Nam, Kampuchea, Australia and New Zealand. If the governments of USA, South Korea, Liberia and/or Myanmar prohibit trade to any country or area not excluded above, vessel/Owners not obligated to trade to such prohibited countries or areas. Orders of vessel's underwriters always to be followed.